Exhibit 99.1
Workday Announces Fiscal 2022 Fourth Quarter and Full Year Financial Results

Fiscal Fourth Quarter Total Revenues of $1.38 Billion, Up 21.6% Year Over Year
Subscription Revenues of $1.23 Billion, Up 22.2% Year Over Year
24-Month Subscription Revenue Backlog of $7.98 Billion, Up 22.2% Year Over Year
Total Subscription Revenue Backlog of $12.81 Billion, Up 26.9% Year Over Year

Fiscal Year 2022 Total Revenues $5.14 Billion, Up 19.0% Year Over Year
Subscription Revenues of $4.55 Billion, Up 20.0% Year Over Year
Operating Cash Flows of $1.65 Billion, Up 30.1% Year Over Year

PLEASANTON, Calif., Feb. 28, 2022 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2022 fourth quarter and full year ended January 31, 2022.

Fiscal 2022 Fourth Quarter Results

•Total revenues were $1.38 billion, an increase of 21.6% from the fourth quarter of fiscal 2021. Subscription revenues were $1.23 billion, an increase of 22.2% from the same period last year.
•Operating loss was $101.0 million, or negative 7.3% of revenues, compared to an operating loss of $73.3 million, or negative 6.5% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $237.1 million, or 17.2% of revenues, compared to a non-GAAP operating income of $211.0 million, or 18.6% of revenues, in the same period last year.1
•Basic and diluted net loss per share was $0.29, compared to a basic and diluted net loss per share of $0.30 in the fourth quarter of fiscal 2021. Non-GAAP basic and diluted net income per share was $0.82 and $0.78, respectively, compared to a non-GAAP basic and diluted net income per share of $0.77 and $0.73, respectively, in the same period last year.2

Fiscal Year 2022 Results

•Total revenues were $5.14 billion, an increase of 19.0% from fiscal 2021. Subscription revenues were $4.55 billion, an increase of 20.0% from the prior year.
•Operating loss was $116.5 million, or negative 2.3% of revenues, compared to an operating loss of $248.6 million, or negative 5.8% of revenues, in fiscal 2021. Non-GAAP operating income was $1.15 billion, or 22.4% of revenues, compared to a non-GAAP operating income of $867.2 million, or 20.1% of revenues, in the prior year.1
•Basic and diluted net income per share was $0.12, compared to a basic and diluted net loss per share of $1.19 in fiscal 2021. Non-GAAP basic and diluted net income per share was $4.20 and $3.99, respectively, compared to a non-GAAP basic and diluted net income per share of $3.06 and $2.93, respectively, in the same period last year.2
•Operating cash flows were $1.65 billion compared to $1.27 billion in the prior year.
•Cash, cash equivalents, and marketable securities were $3.64 billion as of January 31, 2022.

Comments on the News

“We closed out the year with another strong quarter that saw continued acceleration of our business, including a growing global workforce and a relentless focus on employees, customers, and innovation,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “We continue to see increasing demand for our broad suite of finance and HR solutions, as we help some of the world’s largest organizations – and more than 60 million users – navigate the changing world of work. This momentum, along with our employees’ continued commitment, gives me great confidence in the opportunity ahead.”

“Our solid fourth quarter results demonstrate our global momentum with new Fortune 500 customer wins, growing interest in our expanding portfolio of solutions, and the closing of several strategic deals across multiple industries,” said Chano Fernandez, co-CEO, Workday. “Looking ahead, the pipeline for fiscal 2023 is strong, as we look to continue investing in our people and go-to-market strategies to deliver on our customers’ future needs.”

“Our exceptional fourth quarter and full-year fiscal 2022 results reflect the broad-based momentum that we see across the business,” said Barbara Larson, chief financial officer, Workday. “Given the strength in our fourth quarter and our optimism that the environment will remain robust for finance and HR transformation initiatives, we are raising our guidance for fiscal 2023 subscription revenue to be in a range of $5.530 billion to $5.550 billion, representing year-over-year growth of 22%. We are also raising our fiscal 2023 non-GAAP operating margin guidance to 18.5%. Our market position has never been stronger, and investing to support long-term growth remains our priority.”

Recent Highlights

•Workday increased its workforce by more than 20% in fiscal year 2022, which brings its total employee count to more than 15,200 global employees.
•Workday announced continued investment in leadership with the appointments of Sheri Rhodes to chief customer officer and Patrick Blair to president of the Americas, helping support the company’s growing momentum on the path to $10 billion in revenue.
•Workday completed its acquisition of VNDLY, which will give customers a unified workforce optimization solution for managing all types of workers—salaried, hourly, contingent, and outsourced—and support a holistic talent strategy.
•Workday continues to see growing industry momentum within the financial services and retail industries. More than 70% of financial services companies in the Fortune 500 have selected Workday, and over 50% of the 2021 NRF Top 100 Retailers have selected Workday to manage and optimize their retail operations.
•Workday was listed on Corporate Knights’ index of the world’s most sustainable firms, which is based on an assessment of nearly 7,000 public companies with revenue over US$1 billion.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2022 fourth quarter and full year financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. VNDLY, Workday, and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2023 subscription revenues and non-GAAP operating margin, growth, innovation, opportunities, customer demand and momentum, acceleration potential, pipeline, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) our ability to implement our plans, objectives, and other expectations with respect to VNDLY or any other of our acquired companies; (ii) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, and artificial intelligence (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, and artificial intelligence (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the fiscal year ended January 31, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,534,273	$1,384,181
Marketable securities	2,109,888	2,151,472
Trade and other receivables, net	1,242,545	1,032,484
Deferred costs	152,957	122,764
Prepaid expenses and other current assets	174,402	111,160
Total current assets	5,214,065	4,802,061
Property and equipment, net	1,123,075	972,403
Operating lease right-of-use assets	247,808	414,143
Deferred costs, noncurrent	341,259	271,796
Acquisition-related intangible assets, net	391,002	248,626
Goodwill	2,840,044	1,819,625
Other assets	341,252	189,757
Total assets	$10,498,505	$8,718,411
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$55,487	$75,596
Accrued expenses and other current liabilities	195,590	169,266
Accrued compensation	402,885	285,061
Unearned revenue	3,110,947	2,556,624
Operating lease liabilities	80,503	93,000
Debt, current	1,222,443	1,103,101
Total current liabilities	5,067,855	4,282,648
Debt, noncurrent	617,354	691,913
Unearned revenue, noncurrent	71,533	80,111
Operating lease liabilities, noncurrent	182,456	350,051
Other liabilities	24,225	35,854
Total liabilities	5,963,423	5,440,577
Stockholders’ equity:
Common stock	251	242
Additional paid-in capital	7,284,174	6,254,936
Treasury stock	(12,467)	(12,384)
Accumulated other comprehensive income (loss)	7,709	(54,970)
Accumulated deficit	(2,744,585)	(2,909,990)
Total stockholders’ equity	4,535,082	3,277,834
Total liabilities and stockholders’ equity	$10,498,505	$8,718,411

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Revenues:
Subscription services	$1,229,173	$1,006,251	$4,546,313	$3,788,452
Professional services	146,968	125,433	592,485	529,544
Total revenues	1,376,141	1,131,684	5,138,798	4,317,996
Costs and expenses (1):
Costs of subscription services	220,208	169,246	795,854	611,912
Costs of professional services	169,589	143,798	632,241	586,220
Product development	537,738	439,095	1,879,220	1,721,222
Sales and marketing	410,947	335,249	1,461,921	1,233,173
General and administrative	138,621	117,607	486,012	414,068
Total costs and expenses	1,477,103	1,204,995	5,255,248	4,566,595
Operating income (loss)	(100,962)	(73,311)	(116,450)	(248,599)
Other income (expense), net	17,141	4,737	132,632	(26,535)
Income (loss) before provision for (benefit from) income taxes	(83,821)	(68,574)	16,182	(275,134)
Provision for (benefit from) income taxes	(10,568)	3,133	(13,191)	7,297
Net income (loss)	$(73,253)	$(71,707)	$29,373	$(282,431)
Net income (loss) per share, basic	$(0.29)	$(0.30)	$0.12	$(1.19)
Net income (loss) per share, diluted	$(0.29)	$(0.30)	$0.12	$(1.19)
Weighted-average shares used to compute net income (loss) per share, basic	250,043	240,992	247,249	237,019
Weighted-average shares used to compute net income (loss) per share, diluted	250,043	240,992	254,032	237,019

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Costs of subscription services	$23,235	$17,769	$85,713	$63,253
Costs of professional services	30,112	27,402	113,443	101,869
Product development	147,790	126,426	543,135	505,376
Sales and marketing	57,571	51,938	215,692	202,819
General and administrative	43,225	33,579	154,422	131,537
Total share-based compensation expenses	$301,933	$257,114	$1,112,405	$1,004,854

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(73,253)	$(71,707)	$29,373	$(282,431)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	88,750	75,101	343,723	293,657
Share-based compensation expenses	292,235	257,114	1,100,584	1,004,854
Amortization of deferred costs	37,953	30,506	138,797	112,647
Amortization of debt discount and issuance costs	997	12,227	3,988	53,693
Non-cash lease expense	21,529	23,987	86,235	84,376
(Gains) losses on investments	(20,366)	(16,914)	(145,845)	(16,558)
Other	(6,997)	(3,437)	(14,213)	4,247
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(379,190)	(286,903)	(207,933)	(159,240)
Deferred costs	(108,695)	(82,629)	(238,453)	(184,353)
Prepaid expenses and other assets	(14,106)	15,379	(35,153)	52,117
Accounts payable	13,531	5,837	9,414	(3,476)
Accrued expenses and other liabilities	74,780	27,906	50,671	(18,472)
Unearned revenue	687,981	567,279	529,516	327,380
Net cash provided by (used in) operating activities	615,149	553,746	1,650,704	1,268,441
Cash flows from investing activities:
Purchases of marketable securities	(541,689)	(768,641)	(2,858,729)	(2,731,885)
Maturities of marketable securities	500,625	520,010	2,804,103	1,802,334
Sales of marketable securities	171,730	5,348	199,016	10,627
Owned real estate projects	(3)	(793)	(171,501)	(6,116)
Capital expenditures, excluding owned real estate projects	(73,355)	(48,688)	(264,267)	(253,380)
Business combinations, net of cash acquired	(450,334)	—	(1,190,199)	—
Purchase of other intangible assets	(8,007)	(2,950)	(8,007)	(2,950)
Purchases of non-marketable equity and other investments	(38,485)	(4,264)	(123,011)	(67,482)
Sales and maturities of non-marketable equity and other investments	—	1,005	5,169	7,228
Other	(1)	—	—	—
Net cash provided by (used in) investing activities	(439,519)	(298,973)	(1,607,426)	(1,241,624)
Cash flows from financing activities:
Proceeds from borrowings on Term Loan, net of debt discount and issuance costs	—	—	—	747,795
Payments on convertible senior notes	(34)	(66)	(114)	(250,012)
Payments on Term Loan	(9,375)	(9,375)	(37,500)	(18,750)
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	71,947	70,506	148,328	148,673
Other	(54)	(221)	(463)	(2,657)
Net cash provided by (used in) financing activities	62,484	60,844	110,251	625,049
Effect of exchange rate changes	(620)	788	(705)	1,334
Net increase (decrease) in cash, cash equivalents, and restricted cash	237,494	316,405	152,824	653,200
Cash, cash equivalents, and restricted cash at the beginning of period	1,303,251	1,071,516	1,387,921	734,721
Cash, cash equivalents, and restricted cash at the end of period	$1,540,745	$1,387,921	$1,540,745	$1,387,921

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$220,208	$(23,235)	$(14,356)	$—	$182,617
Costs of professional services	169,589	(30,112)	(1,970)	—	137,507
Product development	537,738	(147,790)	(7,362)	—	382,586
Sales and marketing	410,947	(57,571)	(10,945)	—	342,431
General and administrative	138,621	(43,225)	(1,534)	—	93,862
Operating income (loss)	(100,962)	301,933	36,167	—	237,138
Operating margin	(7.3)%	21.9%	2.6%	—%	17.2%
Other income (expense), net	17,141	—	—	—	17,141
Income (loss) before provision for (benefit from) income taxes	(83,821)	301,933	36,167	—	254,279
Provision for (benefit from) income taxes	(10,568)	—	—	58,881	48,313
Net income (loss)	$(73,253)	$301,933	$36,167	$(58,881)	$205,966
Net income (loss) per share, basic (1)	$(0.29)	$1.21	$0.14	$(0.24)	$0.82
Net income (loss) per share, diluted (1)	$(0.29)	$1.21	$0.14	$(0.28)	$0.78
(1)GAAP net loss per share is calculated based upon 250,043 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 250,043 basic and 264,581 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $20.7 million and total employer payroll tax-related items on employee stock transactions of $15.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.04 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$169,246	$(17,769)	$(8,501)	$—	$—	$142,976
Costs of professional services	143,798	(27,402)	(1,643)	—	—	114,753
Product development	439,095	(126,426)	(6,857)	—	—	305,812
Sales and marketing	335,249	(51,938)	(8,956)	—	—	274,355
General and administrative	117,607	(33,579)	(1,226)	—	—	82,802
Operating income (loss)	(73,311)	257,114	27,183	—	—	210,986
Operating margin	(6.5)%	22.7%	2.4%	—%	—%	18.6%
Other income (expense), net	4,737	—	—	12,117	—	16,854
Income (loss) before provision for (benefit from) income taxes	(68,574)	257,114	27,183	12,117	—	227,840
Provision for (benefit from) income taxes	3,133	—	—	—	40,157	43,290
Net income (loss)	$(71,707)	$257,114	$27,183	$12,117	$(40,157)	$184,550
Net income (loss) per share, basic (1)	$(0.30)	$1.07	$0.11	$0.05	$(0.16)	$0.77
Net income (loss) per share, diluted (1)	$(0.30)	$1.07	$0.11	$0.05	$(0.20)	$0.73
(1)GAAP net loss per share is calculated based upon 240,992 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 240,992 basic and 252,099 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $14.0 million and total employer payroll tax-related items on employee stock transactions of $13.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.03 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$795,854	$(85,713)	$(54,551)	$—	$655,590
Costs of professional services	632,241	(113,443)	(11,181)	—	507,617
Product development	1,879,220	(543,135)	(32,935)	—	1,303,150
Sales and marketing	1,461,921	(215,692)	(47,457)	—	1,198,772
General and administrative	486,012	(154,422)	(7,625)	—	323,965
Operating income (loss)	(116,450)	1,112,405	153,749	—	1,149,704
Operating margin	(2.3)%	21.6%	3.1%	—%	22.4%
Other income (expense), net	132,632	—	—	—	132,632
Income (loss) before provision for (benefit from) income taxes	16,182	1,112,405	153,749	—	1,282,336
Provision for (benefit from) income taxes	(13,191)	—	—	256,835	243,644
Net income (loss)	$29,373	$1,112,405	$153,749	$(256,835)	$1,038,692
Net income (loss) per share, basic (1)	$0.12	$4.50	$0.62	$(1.04)	$4.20
Net income (loss) per shares, diluted (1)	$0.12	$4.38	$0.61	$(1.12)	$3.99
(1)GAAP net income per share is calculated based upon 247,249 basic and 254,032 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,249 basic and 261,849 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $5.2 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $78.1 million and total employer payroll tax-related items on employee stock transactions of $75.6 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.11 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$611,912	$(63,253)	$(34,799)	$—	$—	$513,860
Costs of professional services	586,220	(101,869)	(6,486)	—	—	477,865
Product development	1,721,222	(505,376)	(27,567)	—	—	1,188,279
Sales and marketing	1,233,173	(202,819)	(35,797)	—	—	994,557
General and administrative	414,068	(131,537)	(6,337)	—	—	276,194
Operating income (loss)	(248,599)	1,004,854	110,986	—	—	867,241
Operating margin	(5.8)%	23.3%	2.6%	—%	—%	20.1%
Other income (expense), net	(26,535)	—	—	53,326	—	26,791
Income (loss) before provision for (benefit from) income taxes	(275,134)	1,004,854	110,986	53,326	—	894,032
Provision for (benefit from) income taxes	7,297	—	—	—	162,569	169,866
Net income (loss)	$(282,431)	$1,004,854	$110,986	$53,326	$(162,569)	$724,166
Net income (loss) per share, basic (1)	$(1.19)	$4.24	$0.47	$0.22	$(0.68)	$3.06
Net income (loss) per share, diluted (1)	$(1.19)	$4.24	$0.47	$0.22	$(0.81)	$2.93
(1)GAAP net loss per share is calculated based upon 237,019 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,019 basic and 247,230 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $59.8 million and total employer payroll tax-related items on employee stock transactions of $51.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.12 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Amortization of convertible senior notes debt discount and issuance costs. We adopted Accounting Standard Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), on February 1, 2021, using a modified retrospective method, under which financial results reported in prior periods were not adjusted. Prior to the adoption, we were required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we were required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs were excluded from management’s assessment of our operating performance because management believed that these non-cash expenses were not indicative of ongoing operating performance. Management believed that the exclusion of the non-cash interest expense provided investors an enhanced view of Workday’s operational performance. Upon adoption, we recombined the liability and equity components of our outstanding convertible senior notes, assuming the instrument was accounted for as a single liability from inception to the date of adoption. We similarly recombined the liability and equity components of the issuance costs. Under this new guidance, we will no longer incur interest expense related to the amortization of the debt discount associated with the conversion option and therefore no longer consider this to be a non-GAAP reconciling item.

•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2023 and 2022, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com